Exclusive Management and Consulting Services Agreement

This Exclusive Management and Consulting Services Agreement (the "Agreement") is made and entered into on the date of 24 December, 2009 between the following two parties in Yiyang, China :

Party A: **Yiyang Tone Express (HK) Limited**

Legal Address: No. 823 Taohualun West Road, Yiyang, China

Party B: **Yiyang Xiangyun Group Co., Ltd.**

Legal Address: No.823, Taohualun West Road, Yiyang, China

WHEREAS:

1. Party A, a wholly-foreign owned enterprise organized in the People's Republic of China (the "PRC") under the Laws of PRC, owns resources to provide the management and consulting services;

2. Party B, a limited liability company registered in the PRC; and

3. Party A intends to provide management and consulting services for Party B and Party B agrees to accept the said services provided by Party A.

NOW THEREFORE, the parties through mutual negotiations agree as follows:

1. Management and Consulting Services; Exclusivity

1.1 During the term of this Agreement, Party A agrees to, as the management and consulting services provider of Party B, provide the management and consulting services to Party B set forth on Appendix 1.

1.2 Party B hereby agrees to accept such management and consulting services provided by Party A. Party A shall be fully and exclusively responsible for the management of Party B. Party B further agrees that, during the term of this Agreement, it shall not accept any third parties to provide the same or similar management and consulting services for such above-mentioned business without the prior written consent of Party A.

1.3 Party A shall be the sole and exclusive owner of all right, title and interests to any and all intellectual property rights arising from the performance of this Agreement, including but not limited to, copyrights, patent, know-how, trade secrets and others no matter whether it is developed by Party A or by Party B based on Party A's intellectual property right.

2. Calculation and Payment of the Fee for Management and Consulting Services (the "Fee")

The parties agree that the Fee under this Agreement shall be determined according to the terms set forth in Appendix 2.

3. Representations and Warranties

3.1 Party A hereby represents and warrants as follows:

3.1.1 Party A is a company duly registered and validly existing under the Laws of the PRC;

3.1.2 Party A has the power, has been duly authorized by all necessary action, and has obtained all third party and governmental consents and approvals to execute and perform this Agreement. The execution, delivery and performance of this Agreement does not and will not result in any violation of enforceable or effective laws or contractual limitations;

3.1.3 the Agreement constitutes a legal, valid and binding obligation of Party A, enforceable against it in accordance with its terms upon its execution.

3.2 Party B hereby represents and warrants as follows:

3.2.1 Party B is a company duly registered and validly existing under the Laws of the PRC and is licensed to engage in transportation business.

3.2.2 Party B has the company power, within the business scope, has been dully authorized by all necessary action, has been obtained all consents and approvals from any third parties and governments to execute and perform this Agreement. The execution, delivery and performance of this Agreement does not and will not result in any violation of enforceable or effective laws or contractual limitations.

3.2.3 the Agreement constitutes its legal, valid and binding obligation of Party B, enforceable against it in accordance with its terms upon its execution.

4. Confidentiality

4.1 Party B agrees to use all reasonable means to protect and maintain the confidentiality of Party A's confidential data and information acknowledged or received by Party B by accepting the management and consulting services from Party A (collectively the "Confidential Information"). Party B shall not disclose or transfer any Confidential Information to any third party without Party A's prior written consent. Upon termination of this Agreement, Party B shall, at Party A's request, return all and any documents, information or software containing any of such Confidential Information to Party A or destroy them and delete all such Confidential Information from any memory devices.

4.2 The parties agree that this Article 4 shall survive no matter whether this Agreement is amended, cancelled or terminated.

5. Indemnity

Party B shall indemnify and hold harmless Party A from and against any loss, damage, obligation and expenses arising out of any litigation, claim or other legal procedure against Party A arising out of the performance of this Agreement.

6. Effectiveness and Term

This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement is twenty (20) years, unless earlier terminated as set forth in this Agreement (the "Term").

7. Termination

7.1 Termination; Extension

Unless terminated earlier, this Agreement shall terminate upon expiration of the Term or any applicable extended term as provided herein. This Agreement shall be automatically extended for ten (10) more years unless Party A notifies Party B of its intention to terminate.

7.2 Early Termination

During the Term or any applicable extended term, Party B may not terminate this Agreement except in the case of gross negligence, fraud or other illegal acts or bankruptcy of Party A. Notwithstanding the foregoing, Party A may terminate this Agreement at any time with a written notice to Party B fifteen (15) days before such termination.

7.3 Survival

All rights and obligations under Article 4 and Article 5 shall survive after the termination of this Agreement.

8. Dispute Resolution

The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC") for arbitration in Beijing under the current effective rules of CIETAC. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

9. Notices

All notices or other communications provided for hereunder shall be written in English and Chinese and shall be delivered by personal delivery or by registered or postage prepaid mail, recognized courier service or facsimile transmission to the address of the relevant party or parties set forth below.

If to Party A: Yiyang Tone Express (HK) Limited
No. 823 Taohualun West Road, Yiyang, China

If to Party B: Yiyang Xiangyun Group Co., Ltd.
No. 823 Taohualun West Road, Yiyang, China

10. Assigns

Party B may not assign its rights and obligations under this Agreement to any third parties without the prior written consent of Party A. Party A may assign its rights and obligations to any person designated by it with a prior written notice to Party B.

11. Severability

If any provision contained in this Agreement is held invalid or unenforceable under applicable laws, the remaining provisions hereof shall not be in any way impaired.

12. Amendment and Supplement

Any amendment and supplement to this Agreement shall be effective only if it is made in writing and signed by the parties hereto. The amendment and supplement duly executed by the parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

13. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

14. Miscellaneous

This Agreement is executed in English and Chinese. Both "English" and "Chinese" versions have the same legal force.

IN WITNESS WHEREOF, the parties hereto have caused this Management and Consulting Services Agreement to be duly executed by their representatives hereunto duly authorized as of the date first set forth above written.

Party A: **Yiyang Tone Express (HK) Limited**

Representative: Yueming Guo

Party B: **Yiyang Xiangyun Group Co., Ltd.**

Representative: Yueming Guo

Appendix 1: The list of Management and Consulting Services

Party A shall provide Party B with the following management and consulting services:

1. Conducting research in accordance with the requirements of the business of Party B;

2. Providing technical consulting and answering technical questions raised by Party B in respect of its network equipments, technical products and software.

3. Providing consulting service with all the problems in the daily operation of Party B.

Appendix 2: Calculation and Payment of the Fee for Management and Consulting Services

Party B shall pay a consulting service fee per year to Party A. The amount of the fee shall be one hundred percent (100%) of the net profits of Party B. The fee shall be paid within thirty (30) days of the end of each year.